DEALER SALES AND SERVICES AGREEMENT

Between                             and

WILLIAM BLAIR & COMPANY, L.L.C.     AMERICAN UNITED LIFE INSURANCE COMPANY, INC.
Distributor of William Blair Funds  One American Square
150 North Riverside - Suite 3500    P.O. Box 368
Chicago, IL 60606                   Indianapolis, IN 46206
                                    Attn: Terry Burns
                                    (address for notice purposes)

                                    and

                                    ONEAMERICA SECURITIES, INC.,
                                    OneAmerican Square
                                    Indianapolis, In 46282
                                    Attn: Matthew Fleetwood
                                    (address for notice purposes)

      As principal underwriter and distributor, we invite American United Life Insurance Company, Inc. and OneAmerica Securities, Inc. to enter into this Dealer Sales and Services Agreement (this "Agreement"), as of January 7, 2019 and become one of the Dealer and Services intermediaries (such intermediaries, the "Dealer and Services Group") with respect to the distribution of various classes of shares of each series of the William Blair Funds (each, a "Fund").
As exclusive agent of the Funds, we offer to make available to you shares of the Funds ("Shares") on the following terms:

A.    OFFERING PRICE AND FEES.

      1. Orders received from you will be accepted by us only at the public offering price applicable to each order, as established by the Prospectus (as defined below) for each Fund, subject to the discount, commission or other concession, if any, as provided in such Prospectuses. All orders are subject to acceptance or rejection by us in our sole discretion.

      2. You may offer and sell Shares to your customers only at the public offering price determined in the manner described in the applicable Prospectuses. The public offering price is the net asset value per Share. As compensation for providing distribution and shareholder services pursuant to this Agreement, you shall receive a shareholder services fee as provided on Schedule A to this Agreement. Our liability to you with respect to payment of any fees are limited to the proceeds received by us from the Funds for your services, and you waive any right you may have to payment of any fee until we are in receipt of the proceeds from the Funds that are attributable to your services.

      3. In addition to the shareholder services fee allowed pursuant to the foregoing provisions of this Section A, we may, at our expense, provide additional promotional incentives or payments to dealers. All dealer discounts, promotional incentives, payments and concessions will be made by us in accordance with the Financial Industry Regulatory Authority ("FINRA") guidelines and rules. You expressly agree that no party has agreed to compensate you in contravention of Rule 12b-l(h), which prohibits the use of brokerage commissions to finance the distribution of Fund shares.

B.    MANNER OF OFFERING, SELLING AND PURCHASING SHARES.

      4.    By accepting this Agreement, you agree that:

            (a) You will purchase Fund Shares only from William Blair & Company, L.L.C.

            (b) You will purchase Shares from us only to cover purchase orders already received from your customers, or for your own bona fide investments;

            (c) You will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding;

            (d) You will offer and sell Shares only in accordance with the terms and conditions of the current Prospectus of the applicable Fund; and

            (e) You will deliver a copy of the current Prospectus of the Fund in accordance with all applicable laws and regulations to each customer to whom a sale of Shares is made.

      5.    We will not accept from you any conditional orders for Shares.

      6. Share purchases may be settled by payment of the full purchase price.

      7. It shall be your obligation either: (i) to provide us with all necessary information regarding the application of the appropriate initial sales load to each transaction or (ii) to assess the appropriate initial sales load for each transaction and to forward the public offering price, net of the amount of the initial sales load to be reallocated to you, to the appropriate Fund. Neither we nor the Funds shall have any responsibility to correct the payment or assessment of an incorrect initial sales load due to your failure to fulfill the foregoing obligation.

      8. If any Shares confirmed to you under the terms of this Agreement are repurchased by the issuing Fund or by us as agent for the Fund, or are tendered for repurchase, within seven business days after the date of our confirmation of the original purchase order, you shall forthwith refund to us the full discount, commission, shareholder servicing fee, finder's fee or other concession, if any, allowed or paid to you on such Shares.

      9. Payment in good funds for Shares ordered from us must be received by the Fund's transfer agent within three business days after our acceptance of your order (or such shorter time period as may be required by applicable regulations). If such payment is not received, we reserve the right, without notice, forthwith to cancel the sale or, at our option, to sell the Shares ordered back to the Fund, in which case we may hold you responsible for any loss, including loss of profit suffered by us or the underlying customer/shareholder as a result of your failure to make such payment.

      10. No person is authorized to make any representations concerning Shares of any Fund except those contained in the Prospectuses of the Funds and in printed information subsequently issued by the Funds or by us as information supplemental to such Prospectuses. If you wish to use your own advertising or sales literature (collectively referred to as "Advertisements") with respect to a Fund, all such Advertisements must be approved by us or by the Fund prior to use. You shall be responsible for any required filing with the FINRA of such Advertisements.

C.    COMPLIANCE WITH LAW.

      11. Your acceptance of this Agreement constitutes a representation (i) that you are a registered securities dealer with the U.S. Securities and Exchange Commission ("SEC") and a member in good standing of the FINRA, that your customers' accounts are insured by the Securities Investors Protection Corporation ("SIPC") and that you agree to comply with all state and Federal laws, rules and regulations applicable to transactions hereunder and to the Conduct Rules of the FINRA. You will notify us immediately in the event of (i) the termination of your coverage by the SIPC; (ii) your expulsion or suspension from the FINRA or any stock exchange of which you are a member; or (iii) any finding that you have violated any applicable federal or state law, rule or regulation arising out of your activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way your ability to act in accordance with the terms of this Agreement. You likewise agree that you will not offer to sell Shares of any Fund in any state or other jurisdiction in which they may not lawfully be offered for sale or in which you are not qualified as a broker-dealer.

      12.   Indemnification.

            (a) You shall indemnify and hold harmless us, each Fund, the transfer agents of the Funds, and our respective subsidiaries, affiliates, officers, directors, trustees, principals, agents and employees from all direct or indirect liabilities, losses or costs (including attorneys' fees) arising from, related to or otherwise connected with: (1) your breach of any provision of this Agreement; or (2) any actions or omissions of us, any Fund, the transfer agents of the Funds, and our subsidiaries, affiliates, officers, directors, trustees, principals, agents and employees in reliance upon any oral, written, computer or electronically transmitted instructions believed (A) to be genuine and (B) to have been given by you or on your behalf.

            (b) We shall indemnify and hold harmless you and your subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys' fees) arising from, related to or otherwise connected with: (1) any breach by us of any provision of this Agreement; or (2) any alleged untrue statement of a material fact contained in any Fund's Registration Statement or Prospectus, or as a result of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; or (3) any actions or omissions by you, your subsidiaries, affiliates, officers, directors, agents and employees in reliance upon any oral, written, computer or electronically transmitted instructions believed (A) to be genuine and (B) to have been given by us or on our behalf.

            (c) The provisions of this Paragraph 12 shall survive the termination of this Agreement.

D.    RELATIONSHIP WITH CUSTOMERS.

      13. In all sales of these Shares to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the issuer, for us, or for any other member of the Dealer and Services Group.

E.    REQUIRED SERVICES.

      14. In return for the shareholder services/distribution fee, if any, to be paid to you as described in the then-applicable Prospectus and this Agreement, you and your representatives agree to assist us in providing services to shareholders of the William Blair Funds, including, but not limited to the following:

      - assist in establishing and maintaining shareholder accounts and records;
      -     assist in processing purchase and redemption transactions;
      - assist shareholders in affecting administrative changes, such as changing dividend options, account designations, address, or automatic investment programs;
      -     answer routine inquiries regarding the Funds;
      - assist in distributing sales and service literature provided by us to the beneficial owners of accounts registered in your name (street name accounts); and
      - provide any other information or services as the Shareholder or we may reasonably request.

F.    COMMUNICATION AND RECORDS.

      15. For the purpose of determining the level of 12b-1 distribution fee and shareholder administration fee, if any, payable to you under the terms of the then-applicable Prospectus, you will provide the following information and agree we will be entitled to rely on the accuracy of such information in updating our records. You understand that such payments will be based solely on the records of the William Blair Funds.

            (a) For each William Blair Fund account registered in the name of one of your customers, you will advise us, preferably by electronic means, before the end of the second month in each calendar quarter, of the William Blair Fund account number and the registered representative's identification, social security and branch number.

            (b) For each William Blair Fund account registered in your name (street name accounts), you will use your best efforts to advise us, preferably by electronic means, before the end of the second month in each calendar quarter, of the William Blair Fund account number, net asset value of the account, date of valuation, and, for each registered representative assigned to assets in the account, the representative's identification number, social security number, branch number and the net asset value of assigned assets in the account. If account is a 401(k) plan, you shall provide us the number of underlying participants' accounts.

      You shall provide the Funds and us on a timely basis with such information as may be required to complete various regulatory forms, and such other information as may reasonably be requested by us. Specifically, you agree to obtain any taxpayer identification number certification from your customers required under Section 3406 of the U.S. Internal Revenue Code of 1986, as amended, and any applicable U.S. Treasury regulations, and to provide us or our designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

G.    OBLIGATIONS PURSUANT TO RULE 22C-2.

  16.   SHAREHOLDER INFORMATION.

            (a) AGREEMENT TO PROVIDE INFORMATION. You agree to provide us, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII"), if known, of any or all Fund Shareholder(s) in accounts registered in your name and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholders or account (if known), and transaction type (purchase, redemption, transfer or exchange) of every purchase, redemption, transfer or exchange of Fund Shares held through an account maintained by you during the period covered by the request.

            (i) PERIOD COVERED BY REQUEST. Requests must set forth a specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. We may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.

            (ii) FORM AND TIMING OF RESPONSE. (A) You agree to provide, promptly upon request of us or our designee, the requested information specified in Paragraph 16(a). If requested by us or our designee, you agree to use best efforts to determine promptly whether any specific person about whom you have received the identification and transaction information specified in Paragraph 16(a) is itself a financial intermediary ("indirect intermediary") and, upon further request of us or our designee, promptly either (x) provide (or arrange to have provided) the information set forth in Paragraph 16(a) for those shareholders who hold an account with an indirect intermediary or (y) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by us. You additionally agree to inform us whether you plan to perform (x) or
            (y); (B) responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties; and
            (C) to the extent practicable, the format for any transaction information provided to us should be consistent with the NSCC Standardized Data Reporting Format. (iii) LIMITATIONS ON USE OF INFORMATION. We agree not to use the information received for marketing or any other similar purpose without your prior written consent.

            (b) AGREEMENT TO RESTRICT TRADING. You agree to execute written instructions from us to restrict or prohibit further purchases or exchanges of Fund Shares by a Shareholder that has been identified by us as having engaged in transactions of a Fund's Shares (directly or indirectly through your account) that violate policies established or utilized by such Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Fund Shares issued by such Fund.

            (i) FORM OF INSTRUCTIONS. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

            (ii) TIMING OF RESPONSE. You agree to execute instructions from us to restrict or prohibit trading as soon as reasonably practicable, but not later than five business days after receipt of the instructions by you.

            (iii) CONFIRMATION BY TRUST ENTITY. You must provide written confirmation to us that instructions from us to restrict or prohibit trading have been executed. You agree to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

      17. APPLICABILITY TO AFFILIATES. You acknowledge and agree that you have identified and/or will identify to us all persons affiliated with you and known to you who meet the definition of "financial intermediary" as defined by Rule 22c-2 of the 1940 Act. In the event that any such person is not so identified, such person shall be deemed to be subject to the terms and conditions of this Agreement until such person has entered into a separate agreement with us.

      18. DEFINITIONS. As used in this Agreement, the following terms have the following meaning for purposes of this paragraph:

            (a) The term "Fund Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by one or more Funds that are held by you.

            (b) The term "Shareholder" means the beneficial owner of Fund Shares, whether the Fund Shares are held directly or by you in nominee name. With respect to retirement and other types of employee benefit plans (each, a "Plan"), the term "Shareholder" means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Fund Shares. With respect to insurance companies, the term "Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by you.

            (c) The term "written" includes electronic writings and facsimile transmissions.

            (d) The term "purchase" does not include the automatic reinvestment of dividends.

            (e) The term "promptly" as used in Paragraph 16(a)(ii) shall mean as soon as practicable but in no event later than ninety (90) business days from your receipt of the request for information from the us or our designee.

      19. AMENDMENTS. We may unilaterally modify the terms of this Section G at any time by written notice to you to comport with the requirements of applicable law, any amendments to Rule 22c-2 and any interpretation by the staff of the SEC. The first order placed by you subsequent to the giving of such notice shall be deemed acceptance by you of the modification described in such notice.

      20. THIRD-PARTY BENEFICIARIES. As required by Rule 22c-2, we are entering into this Agreement on behalf the Funds. The Funds shall have the right to enforce all terms of the provisions this Agreement against any and all parties hereto and/or otherwise involved in the activities contemplated herein.

H.    TERMINATION AND AMENDMENT.

      21. We reserve the right, in our discretion, without notice, to suspend sales or withdraw the offering of Shares entirely. Either party hereto may terminate this Agreement, without cause, upon ten (10) days' written notice to the other party. We may terminate this Agreement for cause upon the violation by you of any of the provisions hereof, such termination to become effective on the date such notice of termination is mailed to you. This Agreement shall terminate automatically if either party ceases to be a member of the FINRA. We may terminate the Agreement by written notice immediately upon your suspension from the FINRA or any stock exchange of which you are a member for violation of any applicable federal or state law, rule or regulation. Also, the sales charges, discounts, commissions or other concessions and service fees of any kind provided for hereunder are subject to change at any time by the Funds and us.

      22. The provisions of this Agreement that pertain to the payment of shareholder service fees and distribution fees under Rule 12b-l shall remain in effect only so long as such continuance is specifically approved at least annually by the Trustees of each of the Funds in conformity with Rule 12b-l under the Investment Company Act of 1940 (the "1940 Act"). This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940
Act). In addition, this Agreement may be terminated at any time, without the payment of any penalty, by either party upon written notice to the other party, or, as provided in Rule 12b-1 under the 1940 Act, by the Trustees of any Fund or by the vote of the holders of the outstanding voting securities of any Fund.

      23. In addition to amendments made pursuant to Paragraph 19 of this Agreement, this Agreement also may be amended by us from time to time by the following procedure. We will mail a copy of the amendment to your address, as shown above. If you do not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Your objection must be in writing and be received by us within such thirty days.

I.    ANTI-MONEY LAUNDERING, PRIVACY AND CONFIDENTIALITY

      24. You represent and warrant that you are currently in compliance, and will remain in compliance, with all applicable anti-money laundering laws, regulations and requirements. In addition, you represent and warrant that you have adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

      25. The parties hereto acknowledge that any nonpublic personal information of customers, as said terms are defined by applicable law or regulation promulgated under Title V of the Gramm-Leach-Bliley Act of 1999, as amended (the "GLB Act"), will be disclosed or utilized solely to carry out the terms of this Agreement or pursuant to an exception contained in any applicable law or regulation promulgated under the GLB Act. You represent and warrant that you are currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy including, but not limited to, Regulation S-P.

      26. Each party acknowledges and agrees that any and all technical or business information, including without limitation financial information, business and marketing strategies and plans, that is disclosed to the other party or is otherwise obtained by such party or its affiliates or agents during the term of this Agreement (the "Proprietary Information") constitutes the valuable property of the other party. Each party agrees that should it come into possession of Proprietary Information of the other party, it will use its best efforts to hold such information in confidence and shall refrain from using, disclosing or distributing any such information except (i) as may be necessary in the ordinary course of performing the services and transactions contemplated by this Agreement; (ii) with the written consent of the other party; or (iii) as required by law or judicial process. Proprietary Information shall not include information that a party to this Agreement can clearly establish was (i) known to it prior to the date of this Agreement; (ii) rightfully acquired by it from a third party whom it reasonably believes was not under an obligation of confidentiality to the other party to this Agreement; (iii) placed in public domain without its fault or the fault of its affiliates; or (iv) independently developed by the party without reference or reliance upon Proprietary Information. The provisions of this section shall survive termination of this Agreement.

J.    NOTICES AND GOVERNING LAW.

      27. All communications to us should be sent to the address in the heading above. Any notice to you shall be duly given if sent by postage prepaid, registered, or certified United States first class mail, return receipt requested, by courier services or by facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein) to you at the address specified by you in the heading above for American United Life Insurance Company to the attention of Terry Burns.

      28. This Agreement shall be construed in accordance with the laws of Delaware. This Agreement is subject to the Prospectuses of the Funds from time to time in effect, and, in the event of a conflict, the terms of the Prospectuses shall control. References herein to the "Prospectuses" of the Funds shall mean the prospectuses and statement of additional information of such Fund as from time to time in effect. Any changes, modifications or additions reflected in any such Prospectuses shall be effective on the date of such Prospectuses (or supplement thereto) unless specified otherwise.

      29. This Agreement shall be in substitution of any prior dealer and services group agreement between you and us regarding these Shares.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

                                          William Blair & Company, L.L.C.

                                          By:  /s/ Robert Duwa
                                               ---------------------------------
                                                      Authorized Signature

                                          Title: Partner
                                                 -------------------------------


We have read the foregoing Agreement and accept and agree to the terms and conditions thereof.


                                          Firm: American United Life Insurance
                                          Company, Inc.

                                          By:  /s/ Terry Burns
                                               ---------------------------------
                                                      Authorized Signature

                                          Title: Assistant Vice President
                                                 -------------------------------


                                          Firm: OneAmerica Securities Inc.

                                          By: /s/ Matthew Fleetwood
                                              ----------------------------------
                                                      Authorized Signature

                                          Title: President
                                                 -------------------------------


Film Operations Contact:                  William Blair Operations Contact:

Name:                                     Name: Colette Garavalia
      --------------------------------

Phone:                                    Phone: 312-364-8404
       -------------------------------

Fax:                                      Fax: 312-236-1497
     ---------------------------------

E-Mail:                                   E-Mail: cgaravalia@williamblair.com
        ------------------------------

(Please return to William Blair & Company, L.L.C.,
Attention: William Blair Funds, 150 North Riverside - Suite 3500, Chicago, IL 60606)

                                   Schedule A

                                      Fees

American United Life Insurance Company, Inc. ("AUL") shall receive a service fee (the "Service Fee") in accordance with the terms of Section A.2. of this Agreement at the annual rate of 0.25% of assets invested by OneAmerica's clients in Class I and Class N shares of each Fund pursuant to this Agreement. The Service Fee shall be paid to AUL for the provision of the services as set forth in this Agreement.

In addition, OneAmerica Securities, Inc. shall also receive:

(i) for equity, multi-asset and alternatives Funds, a Rule 12b-1 fee at the annual rate of 0.25% of assets invested by OneAmerica's clients in Class N shares of each such Fund pursuant to this Agreement; and

(ii) for fixed income Funds, a Rule l2b-l fee at the annual rate of O.15% of assets invested by OneAmerica's clients in Class N shares of each such Fund pursuant to this Agreement.

American United Life Insurance Company, Inc. and/or OneAmerica Securities, Inc. shall provide William Blair & Company, L.L.C. with an invoice within 30 days after the end of each quarter, which shall be calculated quarterly, based upon the average assets invested by the shareholders in the Class N and Class I shares of Funds at the end of each quarter.

For the avoidance of doubt, (a) no Service Fee or 12b-1 fees shall be paid to OneAmerica Securities, Inc. with respect to any investments in Institutional Class (Class J) shares of the Funds, (b) the Institutional International Growth Fund or (c) the Institutional International Developed Plus Fund.

SUPPLEMENTAL NETWORKING AGREEMENT

Between                                    and

WILLIAM BLAIR & COMPANY, L.L.C.            AMERICAN UNITED LIFE INSURANCE
Distributor of William Blair Funds         COMPANY, Inc.
150 North Riverside - Suite 3500           One American Square
Chicago, Illinois 60606                    P.O. Box 368
                                           Indianapolis, IN 46206
                                           Attn: Terry Burns
                                           (address for notice purposes)

                                           and

                                           ONEAMERICA SECURITIES, Inc.,
                                           OneAmerican Square
                                           Indianapolis, In 46282
                                           Attn: Matthew Fleetwood
                                           (address for notice purposes)

         Both you and we have executed a Networking Agreement which is on file with the National Securities Clearing Corporation ("NSCC") and which permits the transmission of shareholder data between us pursuant to various matrix levels, conditions and provisions. The Networking Agreement provides that it shall be binding upon entities that have entered into a supplemental agreement, which may contain additional provisions, with respect to Networking. Therefore, we offer to enter into this Supplemental Networking Agreement with you with regard to accounts you wish to establish through NSCC Networking with the William Blair Funds (the "Funds") on the following terms:

      1. We both agree to be bound by the terms of the Networking Agreement.

      2. You agree to provide to us the following information for each shareholder account which you open or maintain under the Networking Agreement:

         a. the name (formatted as required by the U.S. Internal Revenue Service for Information processing) and the address of the client(s) registered in accordance with Stock Transfer Association guidelines;
         b. the taxpayer identification number and backup or penalty withholding status;
         c. the state or country code (if different from the address of record);

         d. if the shareholder is a nonresident alien, the applicable withholding tax rate (if any), or if no withholding applies, a written explanation regarding why the account is exempt.

      3. With regard to all of your clients who are to be placed in or transferred to accounts in Matrix Levels pursuant to your instructions, you represent and warrant:

         a. that you have received prior consent from each such client for such arrangement and that, in obtaining such consent, you have informed your clients of all material facts relating to that arrangement; and
         b. that all of your instructions, communications and actions regarding such accounts, including, without limitation, all transfers instructed by you, will be rightful and will have been duly authorized by your client.

      4. You shall provide cross-reference data between your internal client account numbers and the Funds' shareholder account number. The Funds will physically maintain the cross-reference file, once it is established. You shall be responsible for the accuracy of the cross-reference files as established, for providing updated information, and for the accuracy of any information or instructions given to us or the Funds regarding the cross-reference files. The Funds shall be responsible for maintaining the file and for processing such information as provided and executing such instructions as you may provide. We will not be responsible for any changes until a reasonable period of time after receipt of information and requests from you.

      5. You shall be responsible for obtaining all information necessary to ensure that all accounts of your customers are established and maintained in compliance with applicable tax laws, rules, and regulations and, with respect to Networking accounts subject to Matrix Level I (Self-directed IRAs) and Matrix Level III, for all tax reporting.

      6. No Share certificates will be issued with respect to Networking accounts.

      7. Under Matrix Level III, you will be responsible for mailing all Fund financial reports and proxy materials.

      8. You agree to provide to us an updated list of branch offices and registered representative information as we may reasonably request. We agree to maintain this information on a confidential basis.

      9. This Agreement and the Networking Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois. This Agreement, which may be terminated by either party upon notice to he other party, commencing from the date of receipt of such notice, may not be assigned by either party except to a successor or affiliated without the prior written consent of the other party.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

      10. This Agreement shall be in substitution of any prior Networking Agreement between you and us regarding these Funds.

                                          William Blair & Company, L.L.C.

                                          By:    /s/ Robert Duwa
                                                 -------------------------------
                                                 Authorized Signature

                                          Title: Partner
                                                 -------------------------------

                                          Date:  2/8/19
                                                 -------------------------------

We have read the foregoing Agreement and accept and agree to the terms and conditions thereof.

                                          Firm: American United Life Insurance
                                          Company, Inc.

                                          By:    /s/ Terry W. Burns
                                                 -------------------------------
                                                 Authorized Signature

                                          Title: Assistant Vice President
                                                 -------------------------------

                                          Date:  2/7/19
                                                 -------------------------------

                                          Firm:  OneAmerica Securities, Inc.

                                          By:    /s/ Matthew T. Fleetwood
                                                 -------------------------------
                                                 Authorized Signature

                                          Title: President
                                                 -------------------------------

                                          Date:  2/7/19
                                                 -------------------------------

ADDRESS FOR NOTICES:                      OPERATIONS CONTACT:

American United Life Insurance Co.        Name: Jodi Pitcock
---------------------------------------         --------------------------------

1101C                                     Phone: 317-285-4076
---------------------------------------          -------------------------------

OneAmerican Square P.O. Box 368           Fax:  317-285-1947
---------------------------------------         --------------------------------

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

Indianapolis, IN 46206-0368    E-mail: m.aul.corpfin.sepacctsomni@oneamerica.com
-----------------------------          -----------------------------------------


(Please return to William Blair & Company, L.L.C., Attention: William Blair Funds, 222 West Adams Street, Chicago, IL 60606.)

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